Exhibit 3.2

BY-LAWS

OF

NEWENERGY ENTERPRISE MANAGEMENT, INC.

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of NewEnergy Enterprise Management, Inc. (the “Corporation”) in the State of Delaware, shall be in the city of Wilmington, county of New Castle, Delaware.

SECTION 2.  Other Offices.  The Corporation may also have offices at other places either within or without the State of Delaware.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such place and hour as shall be designated by the Board of Directors (the “Board”) in the notice thereof.

SECTION 2.  Special Meetings.  A special meeting of the stockholders for any purpose or purposes may be called at any time by the Board, the Chief Executive Officer, the Chairman of the Board, the President, a majority of the Directors then in office or by holders of 50% or more of all shares of stock entitled to vote at such meeting, and such meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

SECTION 3.  Notice of Meetings.  Except as otherwise expressly required by these By-laws or by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of, or to vote at, such meeting by delivering a typewritten or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the stock records of the Corporation or by transmitting notice thereof to him at such address by telegraph, cable or other form of recorded communication.  Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Notice of any adjourned meeting of the stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, the adjourned meeting is held within 30 days thereafter and a new record date for the adjourned meeting is not thereafter fixed.

SECTION 4.  Quorum and Manner of Acting.  Except as otherwise expressly required by law, if stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist.  In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting in person or by proxy of stockholders holding the number of shares of stock of the Corporation required by law, by the Certificate of Incorporation or by these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

SECTION 5.  Organization of Meetings.  At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

the Chairman of the Board;

the President;

any other officer of the Corporation designated by the Board to so act and preside;

any other officer of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat; or

a stockholder of record of the Corporation designated by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary of the Corporation or, if he shall be absent from or presiding over the meeting in accordance with the provisions of this Section, the person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 6.  Order of Business.  The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 7.  Voting.

(a)            Except as otherwise provided in the Certificate of Incorporation, including any certificate of designation setting forth the rights, preferences and privileges of the holders of any series of Preferred Stock of the Corporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation on the matter in question held by him and registered in his name on the stock record of the Corporation on the date fixed pursuant to these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting; or, if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b)           Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Any vote of stock of the Corporation may be held at any meeting of the stockholders by the person entitled to vote the same in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  At all meetings of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless required by law or so directed by the chairman of the meeting, the vote at any meeting of the stockholders on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

SECTION 8.  Consent in Lieu of Meeting.  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, and any certificate filed shall state that such written notice has been given.

SECTION 9.  List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock record, either directly or through another officer of the Corporation or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least l0 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least l0 days prior to the meeting, either at the place where the meeting is to be held or at such other place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock record shall be the only evidence as to who are the stockholders entitled to examine the stock record, such list or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

SECTION 10.  Inspectors.  Either the Board or, in the absence of a designation of inspectors by the Board, the chairman of the meeting may, in its or his discretion, appoint two or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies.  In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board.  In the absence of a designation of inspectors by the Board and the chairman of the meeting, the secretary of the meeting shall perform the duties which would otherwise have been performed by the inspectors.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The property, business, affairs and policies of the Corporation shall be managed by or under the direction of the Board.

SECTION 2.  Number and Term of Office.  The number of directors which shall constitute the whole Board shall be one or more persons, as such number shall be fixed from time to time by a vote of a majority of the whole Board.  The term “whole Board” as used in these By-laws shall mean the number of positions on the Board regardless of the number of directors then in office.  Each of the directors of the Corporation shall hold office until the annual meeting after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.  Election.  At each annual meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.  Directors need not be stockholders of the Corporation or residents of the State of Delaware.

SECTION 4.  Meetings.

(a)           Annual Meetings.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business.

(b)           Regular Meetings.  Regular meetings of the Board or any committee thereof shall be held as the Board or such committee shall from time to time determine.

(c)           Special Meetings.  Special meetings of the Board, at which any and all business may be transacted, shall be held whenever called by the President or by a written call signed by any two or more directors and filed with the Secretary.

(d)           Notice of Meetings.  No notice of regular meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given.  The Secretary shall give notice to each director of each special meeting of the Board or adjournment thereof, including the time and place thereof.  Such notice shall be given not less than two (2) days before the date of the meeting to each director by delivering a typewritten notice thereof to such director personally or by depositing such notice in the United States mail, postage prepaid by Express Mail or first class mail, or by messenger service or overnight delivery service which guarantees next day delivery, directed to such director at his residence or usual business address or by transmitting notice thereof to him by telecopier or other form of recorded communication, including recorded telephonic notice, provided, however, that if notice of the meeting shall be given by first class mail, such notice shall be given not less than five (5) days prior to the date of the meeting.  Notice of any meeting of the Board or any committee thereof shall not be required to be given to any director who shall attend such meeting.  Any meeting of the Board or any committee thereof shall be a legal meeting without any notice thereof having been given if all the directors then in office shall be present thereat.  The purposes of a meeting of the Board or any committee thereof need not be specified in the notice thereof.

(e)           Time and Place of Meetings.  Regular meetings of the Board or any committee thereof shall be held at such time or times and place or places as the Board or the committee may from time to time determine.  Each special meeting of the Board or any committee thereof shall be held at such time and place as the caller or callers thereof may determine.  In the absence of such a determination, each meeting of the Board or any committee thereof shall be held at such time and place as shall be designated in the notices or waiver of notices thereof.

(f)           Quorum and Manner of Acting.  Except as otherwise expressly required by these By-laws or by law, a majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee.  In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.  Notice of any adjourned meeting need not be given.

(g)           Organization of Meetings.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i)  the Chairman of the Board;

(ii)  the Vice Chairman, or, if there be more than one Vice Chairman, the Vice Chairman in order determined by the Board of Directors;

(iii)  the President, if a director; or

(iv)  any director chosen by a majority of the directors present thereat.

(h)           Minutes.  The Secretary or such other person present whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.  The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

(i)           Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings, and such writing or writings are filed with the minutes of the proceedings of the Board or committee.

(j)           Action by Communications Equipment.  The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 5.  Compensation.  Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine.  The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his  attendance at any such meeting.  Nothing contained in this Section 5 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or to require the Board to provide for compensation to directors.

SECTION 6.  Resignation, Removal and Vacancies.

(a)           Any director may resign at any time by giving written notice of his resignation to the Board or the President of the Corporation.  Any such resignation shall take effect at the time specified therein or when delivered to the Board or the President, as the Board shall determine.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(b)           Any director may be removed at any time for cause or without cause by vote of the holders of record of a majority in voting interest of shares then entitled to vote at an election of directors at a duly constituted meeting of stockholders.  The vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or, if not so filled, then by the Board as provided in the next paragraph of these By-laws.  Any director may also be removed at any time for cause by vote of a majority of the whole Board.

(c)           In case of any vacancy on the Board or in case of any newly created directorship, a majority of the directors of the Corporation then in office, though less than a quorum, or the sole remaining director may elect a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled.  The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

SECTION 7.  Committees.  The Board from time to time may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members as the Board shall determine.  Each committee shall have and may exercise such powers as the Board may delegate, to the extent permitted by law.  The Board shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

Officers

SECTION 1.  Election and Appointment and Term of Office.

(a)           The officers of the Corporation may be a Chairman of the Board or Co-Chairmen, one or more Vice Chairmen, a President, such number, if any, of other Vice Presidents (including Executive or Senior Vice Presidents) as the Board may from time to time determine, a Secretary and a Treasurer and such officers as the Board may from time to time determine.  The Chairman of the Executive Committee may, if the Board of Directors so determines, be an officer of the Corporation.  Each such officer shall be elected by the Board at its annual meeting or such other time as the Board shall determine, and shall serve at the discretion of the Board.  Two or more offices may be held by the same person except that the same person shall not be both President and Secretary.  The Board may elect or appoint (and may authorize the President to appoint) such other officers (including one or more Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the President may from time to time prescribe.  The Board of Directors may, but shall not be required to, designate one or more officers who shall hold the position(s) of, and perform the duties of, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Chief Accounting Officer.

(b)           If additional officers are elected or appointed during the year, each shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.  Duties and Functions.

(a)           Chairman.  The Chairman of the Board, if elected, shall preside over meetings of the Board of Directors and shall perform such other duties as are expressly delegated to the Chairman of the Board by the Board.  The Chairman of the Executive Committee shall be a member of the Executive Committee and shall preside at meetings of the Executive Committee and shall have such other duties as are expressly delegated to him by the Board.

(b)           Vice Chairman.  The Vice Chairman shall preside over meetings of the Board of Directors in the absence of the Chairman of the Board and shall perform such other duties as are expressly delegated to the Vice Chairman.   If more than one Vice Chairman shall be elected, the Board of Directors shall designate the order in which they preside over meetings of the Board of Directors in the absence of the Chairman of the Board.

(c)           Chief Executive Officer.  The Chief Executive Officer, if elected, shall be responsible for supervising the management of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board of Directors, these By-laws and the Certificate of Incorporation of this Corporation.  All other officers shall report and be accountable to the Chief Executive Officer, except as otherwise provided in these By-laws or as otherwise determined by the Board of Directors.

(d)           Chief Operating Officer.  The Chief Operating Officer, if elected, shall be responsible for supervising the day to day operations of the business and affairs of the Corporation,

subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these By-laws, and shall report to the Chief Executive Officer or to the Board of Directors, as the Board of Directors shall determine.  All other officers involved with the operations of the Corporation shall report and be accountable to the Chief Operating Officer.

(e)           Chief Financial Officer.  The Chief Financial Officer, if elected, shall be responsible for supervising the Corporation’s overall financial planning and financial controls and shall be responsible for the maintenance of the Corporation’s books and records, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these By-laws.  All other officers involved with the financial and accounting functions of the Corporation shall report and be accountable to the Chief Financial Officer, and the Chief Financial Officer shall report to the Chief Executive Officer or the Board of Directors, as the Board of Directors shall determine.

(f)           Chief Accounting Officer.  The Chief Accounting Officer, if elected, shall keep true and full accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and shall cause regular audits of the books and records of the Corporation to be made, and shall have charge, supervision and control of the accounting affairs of the Corporation, subject to the directions and limitations imposed by the Board, the Chief Executive Officer, the Chief Financial Officer and these By-laws.

(g)           President.  The President shall be responsible for implementing the policies adopted by the Board and shall report to the Board.  The President shall also have the powers and duties delegated to him by these By-laws and such other powers and duties as the Board may from time to time determine.

(h)           Vice Presidents.  Each Vice President shall have such powers and duties as shall be prescribed by the Board.

(i)           Secretary.  The Secretary shall keep the records of all meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose.  He shall give or cause to be given due notice of all meetings in accordance with these By-laws and as required by law.  He shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except accounting records) and indicia of title to properties owned by the Corporation as shall not be committed to the custody of another officer by the Board, or by the President.  He shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer.  He shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be assigned to him by the Board or the President.  The Secretary may be assisted by one or more Assistant Secretaries.

(j)           Treasurer.  The Treasurer shall have charge and custody of all moneys, stocks, bonds, notes and other securities owned or held by the Corporation, except those held elsewhere at the direction of the Chief Executive Officer or the Board.  He shall perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties as shall be assigned to him by the Board, the Chief Executive Officer and the Chief Financial Officer.  The Treasurer may be assisted by one or more Assistant Treasurers, and the Treasurer shall report to the Chief Financial Officer or to such other officer as may be designated by the Board or to the Board of Directors, as the Board of Directors shall determine.

SECTION 3.  Resignation, Removal and Vacancies.

(a)           Any officer may resign at any time by giving written notice of his resignation to the Board or the President.  Any such resignation shall take effect at the time specified therein or when delivered to the Board, as the Board shall determine.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(b)           Any officer, agent or employee elected or appointed by the Board may be removed, with or without cause, at any time by the Board.  Any officer, agent or employee appointed by an officer may be removed, with or without cause, at any time by the Board or such officer.  Any removal pursuant to Section 2 or 3 of these By-laws shall not affect any rights which a terminated employee shall have under any employment agreement between such person and the Corporation which has been approved by the Board of Directors and has been executed by an officer authorized by the Board to execute such agreement.

(c)           A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for election or appointment to such office.

ARTICLE V

Waiver of Notices;  Place of Meetings

SECTION 1.  Waiver of Notices.  Whenever notice is required to be given by the Certificate of Incorporation, by these By-laws or  by law, a waiver thereof in writing, signed by the person entitled to such notice or by an attorney thereunto authorized, shall be deemed equivalent to notice, whether given before or after the time specified therein and, in the case of a waiver of notice of a meeting, whether or not such waiver specifies the purpose of or business to be transacted at such meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.  Place of Meetings.  Any meeting of the stockholders, the Board or any committee of the Board may be held within or outside the State of Delaware.

ARTICLE VI

Execution and Delivery of Documents; Deposits;  Proxies;
Books and Records

SECTION 1.  Execution and Delivery of Documents; Delegation. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.  Such delegation may be by resolution or otherwise, and the authority granted shall be general or confined to specific matters, all as the Board may determine.

SECTION 2.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the President, or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board or these By-laws shall select.

SECTION 3.  Proxies in Respect of Stock or Other Securities of Other Corporations.  The Chief Executive Officer, the Chairman of the Board, the President or any other officer of the Corporation designated by the Board shall have the authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, to vote or consent in respect of such stock or securities and to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights.  Any such officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

SECTION 4.  Books and Records.  The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

ARTICLE VII

Indemnification

SECTION 1.  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation.  The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 2.  Right of Claimant to Bring Suit.  If a claim under Section 1 of this Article VII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including the Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

SECTION 3.  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VIII

Certificates; Stock Record; Transfer and Registration;
New Certificates; Record Date; etc.

SECTION 1.  Certificates for Stock.

(a)           Except as hereinafter provided, every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe.   Each such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation.  Any or all of such signatures may be facsimiles.  Notwithstanding the foregoing, until the Corporation completes a registered offering pursuant to the Securities Act of 1933, as amended, or earlier at the discretion of the board of directors, no physical certificates shall be issued with respect to the shares of stock, and the ownership of the stock will be reflected in a book entry.

(b)           In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article.

SECTION 3.  Stock Record.  A stock record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 4.  Transfer and Registration of Stock.

(a)           Transfer.  The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by the Uniform Commercial Code, as in effect in Delaware and as amended from time to time.

(b)           Registration.  Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 5.  New Certificates.

(a)           Lost, Stolen or Destroyed Certificates.  Where a stock certificate has been lost, apparently destroyed or wrongfully taken, the issuance of a new stock certificate or the claims based on such certificate shall be governed by the Uniform Commercial Code, as in effect in Delaware and amended from time to time.

(b)           Mutilated Certificates.  Where the holder of any certificate for stock of the Corporation notifies the Corporation of the mutilation of such certificate within a reasonable time after he has notice of it, the Corporation will issue a new certificate for stock in exchange for such mutilated certificate theretofore issued by it.

(c)           Bond.  The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties sufficient to indemnify the Corporation against any claim that may be made against it on account of the loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

SECTION 6.  Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.  The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 7.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than l0 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE IX

Seal

The Board shall provide a corporate seal which shall bear the full name of the Corporation and the year and state of its incorporation.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE XI

Amendments

These By-laws may be amended, altered or repealed by the vote of a majority of the whole Board; provided, however, that the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, may, by their vote given at an annual meeting or at any special meeting, amend or repeal any By-law made by the Board.